Exhibits 5.1 and 23.1

                            GLAST, PHILLIPS & MURRAY
                           A PROFESSIONAL CORPORATION

 ATTORNEYS AND                815 WALKER, SUITE 1250               DALLAS
  COUNSELORS                  HOUSTON, TEXAS 77002             (972) 419-8300
    ______                     (713) 237-3111                      ______
                           TELECOPIER (713) 237-3202             SAN ANTONIO
                                                               (210) 244-4100


                                February 16, 2006


Charys Holding Company, Inc.
1117 Perimeter Center West, Suite N-415
Atlanta, Georgia  30338

Gentlemen:

     At your request, we have acted as counsel for Charys Holding Company, Inc., a Delaware corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the resale of 30,665,741 shares of the Company's $0.001 par value common stock (the "Common Stock") to be sold by certain selling shareholders of the Company, as identified in the Registration Statement.

     In connection with the rendering of this opinion, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock, as we deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be sold by the selling shareholders are legally issued, fully paid, and non-assessable and that the Company has the power to, and has properly issued the Common Stock.

     We hereby consent (a) to be named in the "Legal Matters" section of the Registration Statement and the prospectus that constitutes a part of the Registration Statement (including any amendments thereto) as acting as counsel in connection with the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

     Please  do  not  hesitate  to  call  us,  if  you  have  any  questions.

                                            Very  truly  yours,

                                            /s/  Glast, Phillips & Murray, P.C.


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